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                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                            QUINTANA MARITIME LIMITED

                                   ARTICLE I
                                    OFFICES

      Section 1.1 Registered Office. The registered office of the Corporation shall be in Majuro, Republic of the Marshall Islands at the place of business of the Corporation's registered agent in the Marshall Islands.

      Section 1.2 Other Offices. The Corporation may also have an office or offices at such other place or places as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                              SHAREHOLDER MEETINGS

      Section 2.1 Place of Annual and Other Meetings. All meetings of shareholders shall be held at such place or places within or without the Republic of the Marshall Islands, as shall be designated from time to time by the board of directors and as shall be stated in the notice of the meeting.

      Section 2.2 Annual Meetings.

      (a) The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the board of directors. Any previously scheduled annual meeting of the shareholders may be postponed by action of the board of directors taken prior to the time previously scheduled for such annual meeting of the shareholders.

      (b) Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (1) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.3 of these Bylaws, (2) by or at the direction of the Chairman of the board or (3) by any shareholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (b), (c) and (d) of this Section 2.2 and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.

      (c) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to paragraph (b) of clause (3) of this
Section 2.2, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty
(120) days prior to the first anniversary of the date on which the

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Corporation first mailed its proxy materials for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the previous year's meeting, notice by the shareholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

      (d) The shareholder's notice shall also set forth (1) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of any resolution proposed to be adopted at the meeting, the reasons for conducting such business at the meeting and any other material interest in such business for such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (b) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

      (e) (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible for election to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he or she should so determine, the chairman shall so declare to the meeting, and any such nomination or business not properly brought before the meeting shall not be transacted.

            (2) Whenever used in these Bylaws, "public announcement" shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the

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      Corporation with the Securities and Exchange Commission pursuant to
      Section 13, 14 or 15(d) of the Exchange Act.

            (3) Nothing in these Bylaws shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

      Section 2.3 Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice or electronic transmission, in the manner provided in Section 65 of the Marshall Islands Business Corporations Act, of notice of the meeting, which shall state the place, if any, date and time of the meeting, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically to each stockholder of record entitled to vote thereat. Except as otherwise required by law, such notice shall be given not less than 15 days nor more than 60 days before the date of any such meeting.

      Section 2.4 Shareholder List. The Secretary shall prepare, certify and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

      Section 2.5 Special Meetings. Special meetings of the shareholders, for any purpose or purposes (including without limitation the election or removal of directors), unless otherwise prescribed by statute, may be called by the Chief Executive Officer or the Chairman of the board, or by resolution of the board of directors, and shall be called by the Chief Executive Officer or the Secretary at the request in writing of not less than 10% of the voting power of the shareholders entitled to vote at the meeting. Any such request shall state the purpose or purposes of the proposed meeting. At any such special meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice

      Notice of each special meeting shall be given in accordance with Section
2.3

      Section 2.6 Quorum and Adjournment of Meetings. Unless otherwise required by law or the Articles of Incorporation, the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute the quorum at all meetings of the shareholders for the transaction of business. If such majority shall not be present or represented by proxy at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until holders of the requisite number of shares of stock entitled to vote shall be present or represented by proxy. At such adjourned meeting at which such holders of the requisite number of shares of capital stock shall be present or represented by

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proxy, any business may be transacted which might have been transacted at the meeting as originally called had the same been then held. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of adjourned meeting shall be given to each shareholder entitled to vote thereat at the address provided to the Corporation by the shareholders for that purpose. When a quorum is once present to organize a meeting, the quorum is not broken by a subsequent withdrawal of any shareholders.

      Section 2.7 Vote Required. At any meeting of shareholders at which a quorum is present, all matters shall be decided by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote, unless the matter is one for which, by express provision of statute, of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

      Section 2.8 Voting. At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy and, except as may be otherwise provided by the Articles of Incorporation, such shareholders shall have one vote for each share of stock registered in his name. Upon the request of not less than 10% in interest of the shareholders entitled to vote at a meeting, voting shall be by written ballot. If a written ballot is so requested by the shareholders, a written ballot may be submitted at the shareholders' meeting or by electronic transmission, provided that the board of directors approve the use of such electronic transmission and provided further that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the appropriate shareholder or proxyholder. Each proxy shall be in writing executed by the shareholder giving the proxy or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it except in those cases where an irrevocable proxy permitted by statute has been given.

      Section 2.9 Action by Shareholders without a Meeting. Any action required to be taken by a meeting of shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of shareholders of the Corporation, and may be stated as such in any articles or documents filed with a Registrar of Corporations.

      The consent shall be delivered to the Corporation by delivery to its registered office in the Marshall Islands, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

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                                   ARTICLE III
                                    DIRECTORS

      Section 3.1 Number and Election. The property and business of the Corporation shall be managed by a board of directors, which may exercise all such powers and duties conferred by law except as provided by the Articles of Incorporation or these Bylaws. The number of persons constituting the Board of Directors shall not be less than three (3) nor more than nine (9) members. Each director shall be elected by a plurality of the votes cast at the annual meeting of shareholders, and each director shall be elected to serve until the next annual meeting of shareholders and until his successor shall be elected and shall qualify or until his earlier resignation or removal. Subject to the limitations set forth in this Section 3.1, the number of directors may be increased or decreased, at any time by the affirmative vote of a majority of the directors or by the affirmative vote of the holders of a majority of the issued and outstanding stock then having voting power, at any annual or any special meeting called for that purpose.

      Section 3.2 Newly Created directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason including removal from office for cause, may be filled by vote of a majority of the directors then remaining in office, though less than a quorum, and each of the directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders next succeeding his election and until his successor is elected and has qualified or until his earlier resignation or removal.

      Section 3.3 Resignation. Any director may resign at any time by giving written notice of such resignation to either the board of directors, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the board of directors or by any such officer.

      Section 3.4 Removal. Any director may be removed either for or without cause at any time by the affirmative vote of shareholders of record holding a majority of the outstanding shares of the stock of the Corporation entitled to vote, given at a meeting of the shareholders called for that purpose.

      Section 3.5 Chairman of the Board. The board of directors may elect a Chairman of the Board (provided that such person is not also an officer of the Corporation). The Chairman of the Board, if elected, shall be a member of the board of directors and shall preside at all meetings of the board of directors and of the stockholders. The Chairman of the Board shall not be an officer of the Corporation. The Chairman of the Board may be removed either with or without cause at any time by the affirmative vote of a majority of the board of directors. The Chairman of the Board may resign at any time in the manner prescribed under Section 3.3 of these Bylaws. No removal or resignation as Chairman of the Board shall affect such Chairman's status as a director of the Corporation.

      Section 3.6 First Meeting. The first meeting of each newly elected board of directors shall be held immediately following the adjournment of the annual meeting of shareholders and at the place thereof. An annual organizational meeting of the board of directors shall be held

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immediately after each annual meeting of the shareholders, or at such time and place as may be noticed for the meeting. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

      Section 3.7 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place, within or without the Republic of the Marshall Islands, as shall from time to time be determined by board of directors resolution or by consent in writing of all the directors.

      Section 3.8 Special Meetings. Special meetings of the Board of Directors may be called only by the Chairman or by resolution of the Board of Directors. Special meetings of the board of directors shall be held at the time and place, in or outside the Republic of the Marshall Islands, specified in the notices thereof. Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a director if given to him personally (including by telephone) or if such notice be delivered to such director by mail, telegraph, cablegram, telex or teleprinter to his last known address. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him.

      Section 3.9 Quorum. At all meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present in person or by proxy at any meeting at which there is a quorum shall be the act of the board o directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 3.10 Committees. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, including but not limited to an audit committee, a compensation committee, and a nominating and governance committee, each such committee to consist of one or more of the directors of the Corporation. The board of directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors establishing such committee, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers

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which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the shareholders, any action or matter expressly required by law to be submitted to shareholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the board of directors shall keep minutes of their meetings and shall report their proceedings to the board of directors when requested or required by the board of directors.

      Section 3.11 Action by directors without a Meeting. Whenever the vote of the directors at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation or of these Bylaws, the meeting and vote of the directors may be dispensed with if all the directors who would be entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken.

      Section 3.12 Compensation. The board of directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

      Section 3.13 Directors' Meeting by Conference Telephone Any one or more members of the board of directors or of any committee thereof may participate in a meeting of such board of directors or committee, as the case may be, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at a meeting.

      Section 3.14 Interested Directors.

      No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof or the stockholders. Common or disinterested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

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                                   ARTICLE IV
                                     NOTICES

      Section 4.1 Notice. If mailed, notice to shareholders shall be deemed given when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders may be given by telegraph, cablegram, telex, teleprinter or any other form of electronic transmission in the manner now or hereafter provided in Section 65 of the Marshall Islands Business Corporations Act or any other applicable provision of the Marshall Islands Business Corporations Act.

      Section 4.2 Waiver of Notice. A written waiver of any notice, signed by a shareholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need by specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of protesting prior to the conclusion of the meeting the lack of notice of such meeting.

                                   ARTICLE V
                                    OFFICERS

      Section 5.1 Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board may elect from time to time such other officers as, in the opinion of the Board, are desirable for the conduct of the business of the Corporation. Officers shall hold their offices for such times and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors. None of the officers need be a director. Any number of offices may be held by the same person. The officers shall be appointed at the first meeting of the board of directors after each annual meeting of the shareholders.

      Section 5.2 Removal and Resignation. Any officer may be removed either with or without cause at any time by the affirmative vote of a majority of the board of directors. Any officer may resign at any time in the manner prescribed under Section 3.3 of these Bylaws.

      Section 5.3 Subordinate Officers and Agents. The board of directors may appoint such other officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

      Section 5.4 Vacancies. The board of directors shall have the power to fill any vacancy in any office because of death, resignation, disqualification, removal or any other cause.

      Section 5.5 Chief Executive Officer. The Chief Executive officer shall have supervisory authority over the business, affairs and property of the Corporation, and over the activities of the executive officers of the Corporation. The Chief Executive Officer may enter into and execute in the name of the Corporation, powers of attorney, contracts, bonds and other

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obligations which implement policies established by the Board. The Chief
Executive Officer shall have all authority incident to the office of Chief Executive Officer, shall have such other authority and perform such other duties as may from time to time be assigned by the Board and shall report directly to the Board.

      Section 5.6 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may from time to time be assigned by the Chief Executive Officer or the Board. Without limiting the generality of the foregoing, the Chief Financial Officer may sign and execute contracts and other obligations pertaining to the regular course of his or her duties which implement policies established by the Board.

      Section 5.7 Secretary. The Secretary shall attend all sessions of the board of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall be custodian of all records of the Corporation and the board of directors. He shall give or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the Chief Executive Officer, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the board of directors, affix the same to any instrument requiring it.

                                   ARTICLE VI
                     INDEMNIFICATION OF DIRECTORS AND OTHERS

      Section 6.1 Third Party Proceedings. The Corporation shall indemnify and hold harmless to the fullest extent authorized by the BCA, as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to or is otherwise involved, whether as a witness or otherwise, in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (collectively, an "Enterprise"), including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Corporation or as a director, officer, employee, agent, or trustee of another Enterprise, or in any other capacity while serving as a director, officer, employee, agent or trustee of the Corporation or other Enterprise, as applicable against all expenses, liability and loss (including attorneys' fees, disbursements and court costs), judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding ("Expenses") if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful; provided, however, that, (i) except as provided in Section 6.4 of these Bylaws with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any

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such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld or delayed.

      Section 6.2 Corporate Proceedings. The Corporation shall indemnify to the fullest extent authorized by the BCA, as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to or is otherwise involved, whether as a witness or otherwise, in any threatened, pending or completed action, proceeding or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another Enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or , officer of the Corporation or as a director, officer, employee, agent, or trustee of another Enterprise, or in any other capacity while serving as a director, officer, employee, agent or trustee of the Corporation or other Enterprise, as applicable, against all Expenses, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which the law of the Marshall Islands expressly prohibits such indemnification by reason of any final adjudication of liability of indemnitee to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the court shall deem proper.

      Section 6.3 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.1 and 6.2 of these Bylaws, an indemnitee shall, to the fullest extent authorized by the BCA, as the same exists or may hereafter be amended, also have the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the BCA requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article VI of these Bylaws or otherwise. No advancement of expenses to an indemnitee shall be deemed to be a loan by the Corporation to such person.

      Section 6.4 Right of Indemnitee to Bring Suit. If a claim under Sections 6.1, 6.2 or 6.3 of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of

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expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the BCA. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that identification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the BCA, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

      Section 6.5 Determination of Entitlement to Indemnification. Any indemnification to be provided under Sections 6.1 or 6.2 of these Restated Bylaws (unless ordered by a court of competent jurisdiction) shall be made by the Corporation unless a determination is made in the specific case that the indemnification is not proper under the circumstances because such person has not met the applicable standard of conduct set forth in such paragraph. Such determination shall be made, if at all, within 60 days after a written claim therefore has been received by the Corporation and, if not made during that period, indemnification of such person in the specific case shall be deemed to be proper. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the board of directors who are not parties to the action, suit or proceeding in respect of which indemnification is sought, even though less than a quorum, or
(ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the shareholders.

      Section 6.6 Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding the limitations in Sections 6.1 and 6.2 of these Restated Bylaws, to the extent an indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Corporation shall indemnify indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If indemnitee is not wholly successful in such

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proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the Corporation shall indemnify indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with (a) each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter. For purposes of this Section 6.6 and without limitation, the termination of any claim, issue or matter in such a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

      Section 6.7 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation as amended from time to time, Bylaws as amended from time to time, any agreement, any vote of shareholders or disinterested directors, or otherwise.

      Section 6.8 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, advancement of expenses, and insurance to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification, advancement of expenses, and provision of insurance of and to directors and officers of the Corporation.

      Section 6.9 Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, trustee, employee or agent of the Corporation or other Enterprise, as applicable, and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or it successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

      Section 6.10 Insurance. The Corporation shall maintain insurance, at its expense, to protect itself and any person who is or was serving as a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, agent, trustee or employee of another Enterprise (including service with respect to an employee benefit plan) against any claim, expense, liability or loss asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these Bylaws.

                                  ARTICLE VII
                                      STOCK

      Section 7.1 Certificates of Stock. Each certificate of stock shall be signed by or on behalf of the Board of Directors or by one or more persons or entities appointed as transfer agent and/or registrar. Any or all of the signatures on the certificate may be a facsimile. The board of directors shall have the power to appoint one or more transfer agents and/or registrars for the

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transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

      Section 7.2 Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon such terms and conditions as they may prescribe. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation, with respect to the Certificate alleged to have been lost, stolen or destroyed. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The board of directors shall have power and authority to make such rules and regulations as it may deem necessary or proper. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.

      Section 7.3 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 7.4 Fixing Record Date. For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board of directors may fix in advance a date as the record date for any such determination of shareholders, which date shall not be more than sixty (60) days nor less than fifteen (15) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

      If no record date is fixed by the board of directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day fourteen (14) days prior to the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; providing, however, that the board of directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the shareholders entitled to consent to corporate action without a meeting, (including by telegram, cablegram or other electronic transmission as permitted by law), the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall

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be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the board of directors and no prior action by the board of directors is required by the BCA, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 2.9 of these Bylaws. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the BCA with respect to the proposed action by consent of the shareholders without a meeting, the record date for determining shareholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

      Section 7.5 Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Marshall Islands.

      Section 7.6 List of Shareholders Entitled to Vote. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 73 of the BCA, or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

      Section 8.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation. Dividend may be declared either (a) out of its surplus, as defined in and computed in accordance with Section 43 and 47 of the BCA or (b) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Before the declaration of any dividend, the board of directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

      Section 8.2 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January, in each year, unless otherwise provided by the board of directors.

      Section 8.3 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Marshall Islands." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal shall be in the charge of the Secretary. If and when so directed by the board of directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or Assistant Treasurer.

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      Section 8.4 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

      Section 8.5 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the BCA or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

      Section 8.6 Electronic Transmission. For purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

                                   ARTICLE IX
                                   AMENDMENTS

      Section 9.1 By the Shareholders. These Bylaws may be amended, repealed and adopted by the affirmative vote of the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote at any annual or special meeting of shareholders at which a quorum is present or represented.

      Section 9.2 By the Directors. These Bylaws may, subject to provisions of applicable law, also be amended, repealed and adopted by the affirmative vote of a majority of the board of directors at any meeting of the board at which a quorum is present.

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